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MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) commercial mortgage-backed securities issued on or after January 1, 2011,as listed in Appendix A, for which the Company provides the following servicing functions (the “Platform”):

•	paying agent, certificate administration and trustee; or
•	certificate administration and paying agent

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). Servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements. With respect to servicing criteria 1122(d)(2)(iii) and 1122(d)(4)(iii), there were no activities performed during the twelve months ended December 31, 2018 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period: Twelve months ended December 31, 2018 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•	• The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.
•	• The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
•	• Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

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CITIBANK, N.A.

By: /s/ Karen Montbach

Its:  Managing Director

Dated: February 28, 2019

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Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

DEAL NAME

225 LIBERTY STREET TRUST 2016-225L

CGCMT 2015-GC29

CGBAM 2015-SMRT

CCMT 2013-375P

CCMT 2012-GC8

CCMT 2013-GCJ11

CCMT 2013-GC15

CCMT 2013-GC17

CCMT 2014-GC23

CCMT 2014-GC25

CCMT 2015-GC27

CCMT 2015-GC31

CCMT 2015-GC33

CCMT 2015-GC35

CCMT 2016-GC37

CCMT 2015-P1

CCMT 2016-P3

CCMT 2016-P4

CCMT 2016-P5

CCMT 2016-P6

CCMT 2016-C1

CCMT 2016-C2

CCMT 2016-C3

CFCRE 2011-C2

GSMC 2011-GC3

GSMST 2011-GC5

MSBAM 2014-C17

CGCMT 2017-P7

CGCMT 2017-B1

CGCMT 2017-P8

CD 2017-CD5 Mortgage Trust

CGCMT 2017-C4

CGCMT 2018-B2

BMARK 2018-B3

CGCMT 2018-C5

BMARK 2018-B6

CGCMT 2018-C6

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